Exhibit 99.1

Park Sterling Corporation Announces

Results for Second Quarter 2017

Charlotte, NC – July 27, 2017 – Park Sterling Corporation (NASDAQ: PSTB), the holding company for Park Sterling Bank, today released unaudited results of operations and other financial information for the second quarter of 2017.

●	Net income of $8.5 million, or $0.16 per share, compared to $7.5 million, or $0.14 per share, in the quarter ended March 31, 2017
●

Adjusted net income (non-GAAP), which excludes merger-related expenses and gain on sale of securities, was $9.2 million, or $0.17 per share, compared to $7.5 million, or $0.14 per share in the prior quarter

●

Reported annualized return on average assets and equity for the second quarter was 1.03% and 9.33%, respectively, while adjusted annualized return on average assets and average equity (non-GAAP) was 1.10% and 10.08% respectively

●	Noninterest income decreased $50 thousand from the prior quarter, with a decrease in mortgage banking income mostly offset by growth in other areas
●

Noninterest expenses totaled $21.4 million, an increase of $0.84 million from the prior quarter; adjusted noninterest expenses (non-GAAP), which excludes merger-related expenses, decreased $0.1 million from the prior quarter

●	Reported efficiency ratio was 63% for the second quarter, while adjusted efficiency ratio (non-GAAP), was 59% for the second quarter
●	Nonperforming loans declined to a very low level of 0.48% of total loans
●	Capital levels remained strong with a Tier 1 leverage ratio of 10.05%
●	The Board of Directors declared a quarterly cash dividend on common shares of $0.04 per share (July 2017)

“As we began 2016, we embarked on a path to improve our returns and the efficiency of our business model by leveraging the investments in people and products we had made in previous years,” said Jim Cherry, Chief Executive Officer. “At that time, our financial performance goals, adjusted for merger-related costs, were to surpass a 1% return on average assets and a 10% return on average equity, and to lower our efficiency ratio below 60% by the end of 2018. We are very pleased to report that we achieved these results in the second quarter 2017 as our annualized adjusted return on average assets was 1.10% and our adjusted return on average equity was 10.08%. Additionally, our adjusted efficiency ratio was 59%. These results reflect the very fine work of all of my colleagues at Park Sterling in supporting existing customers and winning new customers with exceptional service and market leading products. Looking forward, we are excited about our announced strategic partnership with South State Bank and the opportunity to more completely fulfill our original vision of creating the premier regional banking franchise in the southeast.”

Financial Results

Income Statement – Three Months Ended June 30, 2017

Park Sterling reported net income of $8.5 million, or $0.16 per share, for the three months ended June 30, 2017 (“2017Q2”). This compares to net income of $7.5 million, or $0.14 per share, for the three months ended March 31, 2017 (“2017Q1”) and net income of $5.6 million, or $0.11 per share, for the three months ended June 30, 2016 (“2016Q2”). The increase in net income from 2017Q1 resulted primarily from an increase in interest income on loans and lower provision for loan losses, partially offset by an increase in interest expense on borrowed funds, professional fees related to the South State merger and income tax expense on higher pretax income. The increase in net income from 2016Q2 was primarily a result of the increase in interest income described above, as well as a decrease in provision for loan losses and a decrease in merger-related expenses, partially offset by increased income taxes on higher pretax income in 2017Q2.

Net interest income totaled $28.6 million in 2017Q2, which represents a $1.5 million, or 6%, increase from $27.1 million in 2017Q1 and a $2.5 million, or 10%, increase from $26.1 million in 2016Q2. Average total earning assets increased $63 million in 2017Q2 to $3.05 billion, compared to $2.98 billion in 2017Q1 and increased $205 million, or 7%, compared to $2.84 billion in 2016Q2. The increase in average total earning assets in 2017Q2 from 2017Q1 included an increase in average loans (including loans held for sale) of $55 million, or 9% annualized, an increase in average marketable securities of $3.3 million, and an increase in average other interest-earning assets of $4.3 million. The increase in average total earning assets in 2017Q2 from 2016Q2 resulted primarily from a $180 million, or 8%, increase in average loans (including loans held for sale), a $4.5 million, or 1%, increase in average marketable securities and a $19.6 million, or 42%, increase in average other interest-earning assets.

Net interest margin was 3.77% in 2017Q2, representing a 9 basis point increase from 3.68% in 2017Q1 and an 8 basis point increase from 3.69% in 2016Q2. The increase in net interest margin from 2017Q1 resulted primarily from an 18 basis point increase in loan yields, partially offset by a 29 basis point increase in the cost of borrowed funds, both of which reflect the increase in the prime lending rate. The increase in net interest margin from 2016Q2 was primarily the result of a 10 basis point increase in loan yields and an improved yield on investment securities, partially offset by an increase in the cost of interest-bearing liabilities.

The Company reported no provision for loan losses expense in 2017Q2, compared to $678 thousand of provision recorded in 2017Q1, and $882 thousand of provision recorded in 2016Q2. Allowance for loan loss levels decreased to 0.51% of total loans at 2017Q2 compared to 0.52% at 2017Q1.

Noninterest income totaled $5.4 million in 2017Q2, compared to $5.5 million in 2017Q1 and $5.4 million in 2016Q2. The decrease from 2017Q1 is primarily the result of a $186 thousand decrease in mortgage banking income from the first quarter, partially offset by increases in service charges, wealth and capital markets income. The $43 thousand increase in noninterest income from 2016Q2 reflects increases in service charge income and other noninterest income, partially offset by decreases in mortgage banking, wealth and capital markets income.

Noninterest expense increased $0.8 million, or 4%, to $21.4 million in 2017Q2 from $20.6 million in 2017Q1, and decreased $0.5 million, or 2%, compared to $21.9 million in 2016Q2. The increase in noninterest expense from 2017Q1 resulted from $0.9 million in merger-related expenses incurred in the second quarter as compared to no merger-related expenses in the first quarter. The decrease in noninterest expenses from 2017Q1 was due primarily to a decrease in merger-related expenses of $0.4 million and decreases in all other categories of noninterest expense reflecting expense saving following the First Capital merger systems conversion completed in May 2016.

The Company’s effective tax rate was 32.2% in 2017Q2, compared to 33.2% in 2017Q1 and 35.4% in 2016Q2. The decrease in the effective tax rate compared to 2017Q1 was the result of excess tax benefits on stock-based compensation.

Balance Sheet

Total assets increased $32.2 million, or 4% annualized, to $3.34 billion at 2017Q2, compared to total assets of $3.31 billion at 2017Q1. Total securities, including non-marketable securities, decreased $21.4 million, to $511.5 million. Total loans, excluding loans held for sale, increased $41.5 million, or 7% annualized, to $2.50 billion at 2017Q2.

The mix of commercial and consumer loans remained largely consistent with 2017Q1. Total commercial loans increased $28.4 million and represent 79% of the loan portfolio. Commercial and industrial and commercial real estate owner occupied increased $25.6 million and represent 32.6% of the portfolio, up from 32.1% at 2017Q1, reflecting an increased focus on commercial and industrial and commercial real estate owner occupied lending. Acquisition, construction and development loans decreased $31.5 million and represent 13.5% of the portfolio, down from 15.0% at 2017Q1. Total consumer loans increased $13.2 million and remain flat as a percentage of total loans at 21% of the portfolio.

Total deposits increased $28 million, or 4% annualized, to $2.54 billion at 2017Q2. Noninterest bearing demand deposits increased $30 million, or 23% annualized, to $554.4 million from 2017Q1. Money market, NOW and savings deposits were up $13.1 million from 2017Q1 and represent 51% of total deposits. Time deposits decreased $15.2 million to $691.7 million at 2017Q2.

Total borrowings increased $5.2 million, or 5% annualized, to $408.6 million at 2017Q2 compared to $403.4 million at 2017Q1. At 2017Q2, FHLB borrowings totaled $345 million, the senior unsecured term loan at the holding company totaled $29.8 million, and acquired subordinated debt, net of acquisition accounting fair value marks, totaled $33.8 million.

Total shareholders’ equity increased $7.6 million to $369.3 million at 2017Q2 compared to $361.7 million at 2017Q1, driven by a $6.4 million increase in retained earnings and an increase of $0.9 million in accumulated other comprehensive income. The change in accumulated other comprehensive income was caused by the effect of market interest rates on the fair value of available for sale investment securities.

The Company’s capital ratios remain strong at June 30, 2017 with the Common Equity Tier 1 (“CET1”) ratio at 11.10% and the Tier 1 leverage ratio at 10.05%.

Asset Quality

Asset quality remains strong. Nonperforming assets were $15.1 million at 2017Q2, or 0.45% of total assets, compared to $15.3 million at 2017Q1, or 0.46% of total assets. Nonperforming loans were $12.0 million at 2017Q2, and represented 0.48% of total loans, compared to $12.1 million at 2017Q1, or 0.49% of total loans. The Company reported net charge-offs of $131 thousand, or 0.02% of average loans (annualized), in 2017Q2, compared to net recoveries of $30 thousand, or 0.01% of average loans (annualized), in 2017Q1.

The allowance for loan losses decreased $131 thousand, or 1%, to $12.7 million, or 0.51% of total loans, at 2017Q2, compared to $12.8 million, or 0.52% of total loans, at 2017Q1. The decrease in the allowance from 2017Q1 is primarily attributable to a change in qualitative factors reducing the required reserve, partially offset by an increase in the allowance related to loan growth for the period..

*	*	*	*	*	*	*

About Park Sterling Corporation

Park Sterling Corporation, the holding company for Park Sterling Bank, is headquartered in Charlotte, North Carolina. Park Sterling, a regional community-focused financial services company with $3.3 billion in assets, is the largest community bank headquartered in the Charlotte area and has 54 banking offices stretching across the Carolinas and into North Georgia, as well as in Richmond, Virginia. The bank serves professionals, individuals, and small and mid-sized businesses by offering a full array of financial services, including deposit, mortgage banking, cash management, consumer and business finance, capital markets and wealth management services with a commitment to “Answers You Can Bank OnSM.” Park Sterling prides itself on being large enough to help customers achieve their financial aspirations, yet small enough to care that they do. Park Sterling is focused on building a banking franchise that is noted for sound risk management, strong community focus and exceptional customer service. For more information, visit www.parksterlingbank.com. Park Sterling Corporation shares are traded on NASDAQ under the symbol PSTB.

Non-GAAP Financial Measures

Tangible assets, tangible common equity, tangible book value, average tangible common equity, adjusted net income, adjusted operating revenues, adjusted noninterest income, adjusted noninterest expenses, adjusted operating expense, adjusted allowance for loan losses, and related ratios and per share measures, including adjusted return on average assets and adjusted return on average equity, as used throughout this release, are non-GAAP financial measures. For additional information, see “Reconciliation of Non-GAAP Financial Measures” in the accompanying tables.

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this communication which are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward-looking statements. South State Corporation (“South State”) and Park Sterling Corporation (“Park Sterling”) caution readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties, include, among others, the following possibilities: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between South State and Park Sterling; the outcome of any legal proceedings that may be instituted against South State or Park Sterling; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where South State and Park Sterling do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; South State’s ability to complete the acquisition and integrate Park Sterling successfully; inability to generate future organic growth in loan balances, retail banking, wealth management, mortgage banking or capital markets results through the hiring of new personnel, development of new products, including new online and mobile banking platforms for treasury services, opening of de novo branches or otherwise in a timely, cost-efficient manner; inability to capitalize on identified revenue enhancements or expense management opportunities, including the inability to achieve or maintain adjusted operating expense to adjusted operating revenue targets; failure of assumptions underlying noninterest expense levels; failure of assumptions underlying the establishment of the allowance for loan losses; deterioration in the value of securities held in the investment securities portfolio; the company’s ability to fully realize the value of its net deferred tax asset, including the impact of lower federal income tax rates on the carrying amount or the risk that the company may be required to establish a valuation allowance; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on the financial, credit and real estate markets generally, which could negatively impact the company’s revenues and the value of its assets and liabilities; changes in general economic or business conditions, customer behavior and other uncertainties that could lead to reduced revenues and deterioration in the credit quality of the loan portfolio or the value of the collateral securing those loans and result in higher credit losses than currently expected; sensitivity to the interest rate environment, including continued low interest rates, a rapid increase in interest rates or a change in the shape of the yield curve, and the impact on net interest margins; cyber-security events; failure to anticipate or inability to adapt to rapid technological developments and changes; fluctuations in the market price of the common stock, regulatory, legal and contractual requirements, other uses of capital, financial performance, market conditions generally, and future actions by the board of directors, in each case impacting repurchases of common stock or declaration of dividends; the impact of implementation of legal and regulatory developments, including changes in the federal risk-based capital rules; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting, including acquisition accounting fair market value assumptions and accounting for purchased credit-impaired loans, and the impact on Park Sterling’s financial statements; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk; and other factors that may affect future results of South State and Park Sterling. Additional factors that could cause results to differ materially from those described above can be found in South State’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of South State’s website, http://www.southstatebank.com, under the heading “SEC Filings” and in other documents South State files with the SEC, and in Park Sterling’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the SEC and available on the “Investor Relations” page linked to Park Sterling’s website, http://www.parksterlingbank.com, under the heading “Regulatory Filings” and in other documents Park Sterling files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither South State nor Park Sterling assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

IMPORTANT ADDITIONAL INFORMATION

In connection with the proposed transaction between South State and Park Sterling, South State has filed with the SEC a Registration Statement on Form S-4 that includes a preliminary Joint Proxy Statement of South State and Park Sterling and a Preliminary Prospectus of South State, as well as other relevant documents concerning the proposed transaction. Once the Registration Statement is declared effective by the SEC, Park Sterling and South State will mail a definitive Joint Proxy Statement/Prospectus to their respective shareholders. The proposed transaction involving South State and Park Sterling will be submitted to Park Sterling’s shareholders and South State’s shareholders for their consideration. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Shareholders of South State and shareholders of Park Sterling are urged to read the registration statement and the joint proxy statement/prospectus regarding the transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

Shareholders will be able to obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about South State and Park Sterling, without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to South State Corporation, 520 Gervais Street, Columbia, South Carolina 29201, Attention: John C. Pollok, Senior Executive Vice President, CFO and COO, (800) 277-2175 or to Park Sterling Corporation, 1043 E. Morehead Street, Suite 201, Charlotte, North Carolina 28204, Attention: Donald K. Truslow, (704) 323-4292.

PARTICIPANTS IN THE SOLICITATION

South State, Park Sterling and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding South State’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 6, 2017, and certain of its Current Reports on Form 8-K. Information regarding Park Sterling’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 13, 2017, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph.

###

For additional information contact:

Donald K. Truslow

Chief Financial Officer

(704) 716-2134

don.truslow@parksterlingbank.com

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENT

THREE MONTH RESULTS

($ in thousands, except per share amounts)	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income
Loans, including fees	$29,518	$27,462	$27,066	$26,521	$26,729
Taxable investment securities	2,985	2,935	2,793	2,583	2,640
Tax-exempt investment securities	135	135	135	137	137
Nonmarketable equity securities	219	198	163	151	153
Interest on deposits at banks	109	89	54	51	34
Federal funds sold	2	2	1	1	5
Total interest income	32,968	30,821	30,212	29,444	29,698
Interest expense
Money market, NOW and savings deposits	1,031	967	941	953	1,014
Time deposits	1,482	1,425	1,469	1,447	1,449
Short-term borrowings	922	501	361	345	251
Long-term debt	371	371	371	379	440
Subordinated debt	552	499	499	497	494
Total interest expense	4,358	3,763	3,641	3,621	3,648
Net interest income	28,610	27,058	26,571	25,823	26,050
Provision for loan losses	-	678	550	642	882
Net interest income after provision	28,610	26,380	26,021	25,181	25,168
Noninterest income
Service charges on deposit accounts	1,725	1,682	1,761	1,671	1,528
Mortgage banking income	775	961	765	1,015	873
Income from wealth management activities	689	649	682	739	863
Income from capital market activities	645	609	1,070	680	767
ATM and card income	751	714	713	730	776
Income from bank-owned life insurance	578	578	663	532	526
Gain (loss) on sale of securities available for sale	-	58	6	-	(87)
Amortization of indemnification asset and true-up liability expense	-	-	-	(139)	(25)
Other noninterest income	255	217	185	219	154
Total noninterest income	5,418	5,468	5,845	5,447	5,375
Noninterest expenses
Salaries and employee benefits	11,388	11,483	11,480	11,755	11,774
Occupancy and equipment	2,924	2,907	3,577	3,111	3,041
Data processing and outside service fees	1,907	1,925	2,105	2,331	2,224
Legal and professional fees	1,650	783	869	978	950
Deposit charges and FDIC insurance	442	485	391	405	478
Loss on disposal of fixed assets	-	24	2,175	144	230
Communication fees	460	463	504	532	505
Postage and supplies	107	142	125	115	191
Loan and collection expense	210	117	57	425	273
Core deposit intangible amortization	454	454	458	458	458
Advertising and promotion	140	146	254	44	367
Net cost of operation of other real estate owned	240	175	11	(92)	70
Other noninterest expense	1,527	1,538	3,019	906	1,385
Total noninterest expenses	21,449	20,642	25,025	21,112	21,946
Income before income taxes	12,579	11,206	6,841	9,516	8,597
Income tax expense	4,052	3,717	1,510	3,192	3,045
Net income	$8,527	$7,489	$5,331	$6,324	$5,552

Earnings per common share, fully diluted	$0.16	$0.14	$0.10	$0.12	$0.11
Weighted average diluted common shares	53,481,846	53,462,857	53,155,493	52,743,928	52,704,537

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENT

SIX MONTH RESULTS

($ in thousands, except per share amounts)	June 30,	June 30,
	2017	2016
	(Unaudited)	(Unaudited)
Interest income
Loans, including fees	$56,980	$53,853
Taxable investment securities	5,920	5,327
Tax-exempt investment securities	270	284
Nonmarketable equity securities	417	307
Interest on deposits at banks	198	76
Federal funds sold	4	13
Total interest income	63,789	59,860
Interest expense
Money market, NOW and savings deposits	1,998	2,032
Time deposits	2,907	2,847
Short-term borrowings	1,423	545
Long-term debt	742	850
Subordinated debt	1,051	940
Total interest expense	8,121	7,214
Net interest income	55,668	52,646
Provision for loan losses	678	1,438
Net interest income after provision	54,990	51,208
Noninterest income
Service charges on deposit accounts	3,407	3,017
Mortgage banking income	1,736	1,648
Income from wealth management activities	1,338	1,666
Income from capital market activities	1,254	835
ATM and card income	1,465	1,349
Income from bank-owned life insurance	1,156	1,514
Gain (loss) on sale of securities available for sale	58	(93)
Amortization of indemnification asset and true-up liability expense	-	(172)
Other noninterest income	472	338
Total noninterest income	10,886	10,102
Noninterest expenses
Salaries and employee benefits	22,871	24,792
Occupancy and equipment	5,831	6,166
Data processing and outside service fees	3,832	7,747
Legal and professional fees	2,433	1,675
Deposit charges and FDIC insurance	927	910
Loss on disposal of fixed assets	24	274
Communication fees	923	988
Postage and supplies	249	364
Loan and collection expense	327	310
Core deposit intangible amortization	908	916
Advertising and promotion	286	788
Net cost of operation of other real estate owned	415	336
Other noninterest expense	3,065	2,833
Total noninterest expenses	42,091	48,099
Income before income taxes	23,785	13,211
Income tax expense	7,769	4,919
Net income	$16,016	$8,292

Earnings per common share, fully diluted	$0.30	$0.16
Weighted average diluted common shares	53,458,705	52,650,886

PARK STERLING CORPORATION

WEALTH MANAGEMENT ASSETS

($ in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Discretionary assets held	$256,623	$288,250	$278,872	$294,849	$322,996
Non-discretionary assets held	27,274	44,996	36,522	28,476	32,173
Total wealth management assets	$283,897	$333,246	$315,394	$323,325	$355,169

PARK STERLING CORPORATION

MORTGAGE ORIGINATION

($ in thousands)

	for the three month period ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Mortgage origination - purchase	$16,180	$18,446	$14,767	$21,982	$25,316
Mortgage origination - refinance	8,609	16,068	21,316	20,552	16,221
Mortgage origination - construction	22,441	16,823	18,535	19,440	18,403
Total mortgage origination	$47,230	$51,337	$54,618	$61,974	$59,941

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016*	2016	2016
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$35,508	$40,081	$34,162	$35,066	$33,348
Interest-earning balances at banks	55,862	32,997	48,882	38,540	34,955
Investment securities available for sale	403,602	423,345	402,501	405,010	393,131
Investment securities held to maturity	87,690	89,579	91,752	99,415	102,125
Nonmarketable equity securities	20,179	19,967	17,501	16,289	14,420
Federal funds sold	260	765	570	345	1,570
Loans held for sale	3,102	6,181	7,996	15,203	11,967
Loans - Non-covered	2,502,120	2,460,595	2,412,186	2,368,950	2,311,775
Loans - Covered	-	-	-	-	15,122
Allowance for loan losses	(12,702)	(12,833)	(12,125)	(11,612)	(10,873)
Net loans	2,489,418	2,447,762	2,400,061	2,357,338	2,316,024

Premises and equipment, net	62,779	62,392	63,080	64,632	65,711
FDIC receivable for loss share agreements	-	-	-	-	1,164
Other real estate owned - non-covered	3,175	3,167	2,438	2,730	2,866
Other real estate owned - covered	-	-	-	-	380
Bank-owned life insurance	71,831	71,337	70,785	70,167	69,695
Deferred tax asset	20,790	21,250	25,721	26,947	28,985
Goodwill	63,317	63,317	63,317	63,030	63,197
Core deposit intangible	10,530	10,984	11,438	11,896	12,354
Other assets	12,956	15,632	15,192	20,330	22,183

Total assets	$3,340,999	$3,308,756	$3,255,396	$3,226,938	$3,174,075

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand noninterest-bearing	$554,399	$524,380	$521,295	$505,591	$496,195
Money market, NOW and savings	1,291,127	1,277,986	1,251,385	1,228,687	1,229,040
Time deposits	691,656	706,829	741,072	749,999	748,188
Total deposits	2,537,182	2,509,195	2,513,752	2,484,277	2,473,423

Short-term borrowings	345,000	340,000	285,000	280,000	200,000
Long-term debt	29,758	29,747	29,736	29,725	64,714
Subordinated debt	33,832	33,671	33,501	33,339	33,176
Accrued expenses and other liabilities	25,963	34,423	37,562	40,901	48,312
Total liabilities	2,971,735	2,947,036	2,899,551	2,868,242	2,819,625

Shareholders' equity:
Common stock	53,280	53,113	53,117	53,306	53,332
Additional paid-in capital	273,409	273,291	273,400	275,323	275,246
Retained earnings	44,375	37,977	32,608	29,409	25,219
Accumulated other comprehensive income (loss)	(1,800)	(2,661)	(3,280)	658	653
Total shareholders' equity	369,264	361,720	355,845	358,696	354,450

Total liabilities and shareholders' equity	$3,340,999	$3,308,756	$3,255,396	$3,226,938	$3,174,075

Common shares issued and outstanding	53,279,996	53,112,726	53,116,519	53,305,834	53,332,369

* Derived from audited financial statements.

PARK STERLING CORPORATION

SUMMARY OF LOAN PORTFOLIO

($ in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016*	2016	2016
BY LOAN TYPE	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Commercial:
Commercial and industrial	$454,952	$430,247	$387,401	$351,506	$334,644
Commercial real estate (CRE) - owner-occupied	361,213	360,318	367,553	366,506	376,440
CRE - investor income producing	801,698	770,404	743,107	768,513	764,168
Acquisition, construction and development (AC&D) - 1-4 Family Construction	95,236	85,025	82,707	108,706	100,604
AC&D - Lots and land	92,761	98,339	105,362	88,620	94,686
AC&D - CRE construction	150,170	186,325	194,732	148,696	125,466
Other commercial	15,712	12,743	12,900	10,653	10,410
Total commercial loans	1,971,742	1,943,401	1,893,762	1,843,200	1,806,418

Consumer:
Residential mortgage	283,911	273,624	260,521	254,298	244,063
Home equity lines of credit	173,840	170,709	176,799	181,246	181,020
Residential construction	52,222	52,631	59,060	63,847	65,867
Other loans to individuals	17,133	16,936	18,905	23,281	26,575
Total consumer loans	527,106	513,900	515,285	522,672	517,525
Total loans	2,498,848	2,457,301	2,409,047	2,365,872	2,323,943
Deferred costs (fees)	3,272	3,294	3,139	3,078	2,954
Total loans, net of deferred costs (fees)	$2,502,120	$2,460,595	$2,412,186	$2,368,950	$2,326,897

* Derived from audited financial statements.

	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016*	2016	2016
BY ACQUIRED AND NON-ACQUIRED	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Acquired loans - performing	$425,758	$495,216	$538,845	$599,840	$661,930
Acquired loans - purchase credit impaired	75,074	81,869	85,456	90,571	98,672
Total acquired loans	500,832	577,085	624,301	690,411	760,602
Non-acquired loans, net of deferred costs (fees)**	2,001,288	1,883,510	1,787,885	1,678,539	1,566,295
Total loans	$2,502,120	$2,460,595	$2,412,186	$2,368,950	$2,326,897

* Derived from audited financial statements.

** Includes loans transferred from acquired pools following release of acquisition accounting FMV adjustments.

PARK STERLING CORPORATION

ALLOWANCE FOR LOAN LOSSES

THREE MONTH RESULTS

($ in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016*	2016	2016
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Beginning of period allowance	$12,833	$12,125	$11,612	$10,873	$9,832
Loans charged-off	(329)	(146)	(223)	(156)	(94)
Recoveries of loans charged-off	198	176	186	253	253
Net (charge-offs) recoveries	(131)	30	(37)	97	159

Provision expense	-	678	550	642	882
Benefit attributable to FDIC loss share agreements	-	-	-	-	-
Total provision expense charged to operations	-	678	550	642	882
Provision expense recorded through FDIC loss share receivable	-	-	-	-	-
End of period allowance	$12,702	$12,833	$12,125	$11,612	$10,873

Net (charge-offs) recoveries	$(131)	$30	$(37)	$97	$159
Net (charge-offs) recoveries to average loans (annualized)	-0.02%	0.01%	-0.01%	0.02%	0.03%

* Derived from audited financial statements.

PARK STERLING CORPORATION

ACQUIRED LOANS

($ in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
ACQUIRED LOANS AND FAIR MARKET	2017	2017	2016*	2016	2016
VALUE (FMV) ADJUSTMENTS	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)

Non-acquired loans	$2,001,288	$1,883,510	$1,787,885	$1,678,539	$1,566,295
Purchased performing loans	428,404	498,314	542,269	604,000	666,894
Less: remaining FMV adjustments	(2,646)	(3,098)	(3,424)	(4,160)	(4,964)
Purchased performing loans, net	425,758	495,216	538,845	599,840	661,930
Purchased credit impaired loans	94,613	104,416	109,805	115,736	124,985
Less: remaining FMV adjustments	(19,539)	(22,547)	(24,349)	(25,165)	(26,313)
Purchased credit impaired loans, net	75,074	81,869	85,456	90,571	98,672
Total loans	$2,502,120	$2,460,595	$2,412,186	$2,368,950	$2,326,897

	30-Jun	March 31,	December 31,	September 30,	June 30,
PURCHASED PERFORMING FMV	2017	2017	2016*	2016	2016
ADJUSTMENTS	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)

Beginning FMV adjustment	$(3,098)	$(3,424)	$(4,160)	$(4,964)	$(6,050)
Accretion to interest income:
First Capital	304	236	503	623	777
All other mergers	148	90	233	181	309
Ending FMV adjustment	$(2,646)	$(3,098)	$(3,424)	$(4,160)	$(4,964)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016*	2016	2016
PCI FMV ADJUSTMENTS	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)

Contractual principal and interest	$109,655	$119,970	$125,512	$133,223	$143,701
Nonaccretable difference	(4,312)	(7,142)	(10,448)	(11,529)	(14,652)
Expected cash flows as of the end of period	105,343	112,828	115,064	121,694	129,049
Accretable yield	(30,269)	(30,959)	(29,608)	(31,123)	(30,377)
Ending basis in PCI loans- estimated fair value	$75,074	$81,869	$85,456	$90,571	$98,672

Beginning accretable yield	$(30,959)	$(29,608)	$(31,123)	$(30,377)	$(32,044)
Loan system servicing income	1,318	1,413	1,389	1,532	1,434
Accretion to interest income	2,687	2,000	1,285	1,241	1,343
Reclass from non-accretable yield	(2,699)	(3,802)	(929)	(2,691)	(522)
Other adjustments	(616)	(962)	(230)	(828)	(588)
Period end accretable yield**	$(30,269)	$(30,959)	$(29,608)	$(31,123)	$(30,377)

* Derived from audited financial statements.

**Difference between the remaining FMV discount on purchased credit impaired loans and the period end accretable yield is a function of projected estimated expected interest income being included in the period end accretable yield.

PARK STERLING CORPORATION

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS

THREE MONTHS

($ in thousands)	June 30, 2017			June 30, 2016
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (2)	Balance	Expense	Rate (2)
Assets
Interest-earning assets:
Loans and loans held for sale, net (1)	$2,478,976	$29,518	4.78%	$2,298,569	$26,729	4.68%
Fed funds sold	874	2	0.92%	3,848	5	0.52%
Taxable investment securities	489,402	2,985	2.45%	484,057	2,640	2.18%
Tax-exempt investment securities	13,295	135	4.07%	14,131	137	3.88%
Other interest-earning assets	65,103	328	2.02%	42,559	187	1.77%

Total interest-earning assets	3,047,650	32,968	4.34%	2,843,164	29,698	4.20%

Allowance for loan losses	(12,862)			(9,961)
Cash and due from banks	36,678			35,011
Premises and equipment	62,750			66,029
Goodwill	63,317			63,509
Intangible assets	10,733			12,574
Other assets	108,476			124,705

Total assets	$3,316,742			$3,135,031

Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand	$480,120	$87	0.07%	$426,427	$81	0.08%
Savings and money market	741,545	608	0.33%	744,945	840	0.45%
Time deposits - core	616,544	1,228	0.80%	686,003	1,272	0.75%
Brokered deposits	146,314	590	1.62%	139,164	270	0.78%
Total interest-bearing deposits	1,984,523	2,513	0.51%	1,996,539	2,463	0.50%
Short-term borrowings	340,934	922	1.08%	163,132	251	0.62%
Long-term debt	29,753	371	5.00%	64,808	440	2.73%
Subordinated debt	33,752	552	6.56%	33,102	494	6.00%
Total borrowed funds	404,439	1,845	1.83%	261,042	1,185	1.83%

Total interest-bearing liabilities	2,388,962	4,358	0.73%	2,257,581	3,648	0.65%

Net interest rate spread		28,610	3.61%		26,050	3.55%

Noninterest-bearing demand deposits	531,695			483,465
Other liabilities	29,602			41,480
Shareholders' equity	366,483			352,505

Total liabilities and shareholders' equity	$3,316,742			$3,135,031

Net interest margin			3.77%			3.69%

(1) Nonaccrual loans are included in the average loan balances.

(2) Yield/ rate calculated on Actual/Actual day count basis, except for yield on investments which is calculated on a 30/360 day count basis.

PARK STERLING CORPORATION

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS

SIX MONTHS

($ in thousands)	June 30, 2017			June 30, 2016
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (2)	Balance	Expense	Rate (2)
Assets
Interest-earning assets:
Loans and loans held for sale, net (1)	$2,451,502	$56,980	4.69%	$2,286,696	$53,853	4.74%
Fed funds sold	870	4	0.93%	5,372	13	0.49%
Taxable investment securities	487,742	5,920	2.45%	485,605	5,327	2.21%
Tax-exempt investment securities	13,309	270	4.09%	15,089	284	3.79%
Other interest-earning assets	62,963	615	1.97%	45,666	383	1.69%

Total interest-earning assets	3,016,386	63,789	4.26%	2,838,428	59,860	4.24%

Allowance for loan losses	(12,571)			(9,912)
Cash and due from banks	36,836			35,885
Premises and equipment	62,891			66,271
Goodwill	63,317			62,783
Intangible assets	10,959			12,646
Other assets	109,969			127,727

Total assets	$3,287,787			$3,133,828

Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand	$472,498	$173	0.07%	$426,610	$168	0.08%
Savings and money market	735,930	1,170	0.32%	739,124	1,671	0.45%
Time deposits - core	627,842	2,402	0.77%	698,146	2,492	0.72%
Brokered deposits	147,502	1,160	1.59%	132,994	548	0.83%
Total interest-bearing deposits	1,983,772	4,905	0.50%	1,996,874	4,879	0.49%
Short-term borrowings	319,917	1,423	0.90%	177,417	545	0.62%
Long-term debt	29,747	742	5.03%	65,316	850	2.62%
Subordinated debt	33,671	1,051	6.29%	33,015	940	5.73%
Total borrowed funds	383,335	3,216	1.69%	275,748	2,335	1.70%

Total interest-bearing liabilities	2,367,107	8,121	0.69%	2,272,622	7,214	0.64%

Net interest rate spread		55,668	3.57%		52,646	3.60%

Noninterest-bearing demand deposits	524,433			469,961
Other liabilities	33,420			40,714
Shareholders' equity	362,827			350,531

Total liabilities and shareholders' equity	$3,287,787			$3,133,828

Net interest margin			3.72%			3.73%

(1) Nonaccrual loans are included in the average loan balances.

(2) Yield/ rate calculated on Actual/Actual day count basis, except for yield on investments which is calculated on a 30/360 day count basis.

PARK STERLING CORPORATION

SELECTED RATIOS

($ in thousands, except per share amounts)	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
ASSET QUALITY
Nonaccrual loans	$9,373	$9,613	$8,819	$8,623	$5,185
Troubled debt restructuring (and still accruing)	2,457	2,486	2,892	2,549	2,582
Past due 90 days plus (and still accruing)	133	-	1,230	293	-
Nonperforming loans	11,963	12,099	12,941	11,465	7,767
OREO	3,175	3,167	2,438	2,730	3,246
Nonperforming assets	15,138	15,266	15,379	14,195	11,013
Past due 30-59 days (and still accruing)	677	430	1,175	1,104	985
Past due 60-89 days (and still accruing)	332	587	1,836	2,558	5,800

Nonperforming loans to total loans	0.48%	0.49%	0.54%	0.48%	0.33%
Nonperforming assets to total assets	0.45%	0.46%	0.47%	0.44%	0.35%
Allowance to total loans	0.51%	0.52%	0.50%	0.49%	0.47%
Allowance to nonperforming loans	159.63%	106.07%	93.69%	101.28%	139.99%
Allowance to nonperforming assets	114.10%	84.06%	78.84%	81.80%	98.73%
Past due 30-89 days (accruing) to total loans	0.04%	0.04%	0.12%	0.15%	0.29%
Net charge-offs (recoveries) to average loans (annualized)	-0.02%	0.01%	-0.01%	0.02%	0.03%

CAPITAL
Book value per common share	$6.98	$6.86	$6.75	$6.84	$6.77
Tangible book value per common share**	$5.58	$5.45	$5.33	$5.41	$5.33
Common shares outstanding	53,279,996	53,112,726	53,116,519	53,305,834	53,332,369
Weighted average dilutive common shares outstanding	53,481,846	53,462,857	53,155,493	52,743,928	52,704,537

Common Equity Tier 1 (CET1) capital	$300,698	$293,743	$288,594	$287,518	$282,721
Tier 1 capital	326,415	319,274	314,043	312,781	307,736
Tier 2 capital	12,703	12,888	12,125	11,615	10,914
Total risk based capital	339,118	332,162	326,168	324,396	318,650
Risk weighted assets	2,708,328	2,668,708	2,613,003	2,596,463	2,538,461
Average assets for leverage ratio	3,246,949	3,186,307	3,165,665	3,108,707	3,058,742

Common Equity Tier 1 (CET1) ratio	11.10%	11.01%	11.04%	11.07%	11.14%
Tier 1 ratio	12.05%	11.96%	12.04%	12.05%	12.12%
Total risk based capital ratio	12.52%	12.45%	12.48%	12.49%	12.55%
Tier 1 leverage ratio	10.05%	10.02%	9.92%	10.06%	10.06%
Tangible common equity to tangible assets**	9.04%	8.89%	8.84%	9.00%	9.00%

LIQUIDITY
Net loans to total deposits	98.12%	97.55%	95.48%	94.89%	93.64%
Reliance on wholesale funding	18.61%	19.01%	17.39%	17.65%	16.24%

INCOME STATEMENT (THREE MONTH RESULTS; ANNUALIZED)
Return on Average Assets	1.03%	0.93%	0.66%	0.79%	0.71%
Return on Average Common Equity	9.33%	8.46%	5.89%	7.04%	6.33%
Net interest margin (non-tax equivalent)	3.77%	3.68%	3.58%	3.54%	3.69%

** Non-GAAP financial measure

Non-GAAP Financial Measures

Tangible assets, tangible common equity, tangible book value, adjusted average tangible common equity, adjusted net income, adjusted noninterest income, adjusted operating revenues, adjusted noninterest expense, adjusted operating expenses, adjusted allowance for loan losses, and related ratios and per share measures, including adjusted return on average assets and adjusted return on average equity, as used throughout this release, are non-GAAP financial measures. Management uses (i) tangible assets, tangible common equity, tangible book value and average tangible common equity (which exclude goodwill and other intangibles from equity and assets), and related ratios, to evaluate the adequacy of shareholders’ equity and to facilitate comparisons with peers; (ii) adjusted allowance for loan losses (which includes net FMV adjustments related to acquired loans) as supplemental information for comparing the combined allowance and fair market value adjustments to the combined acquired and non-acquired loan portfolios (fair market value adjustments are available only for losses on acquired loans) to facilitate comparisons with peers; and (iii) adjusted net income, adjusted noninterest income and adjusted noninterest expense (which exclude merger-related expenses and/or gain or loss on sale of securities, as applicable), adjusted operating expense (which excludes merger-related expenses and amortization of intangibles) and adjusted operating revenues (which includes net interest income and noninterest income and excludes gain or loss on sale of securities, as applicable) to evaluate core earnings and to facilitate comparisons with peers.

PARK STERLING CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES	June 30,	March 31,	December 31,	September 30,	June 30,
($ in thousands, except per share amounts)	2017	2017	2016	2016	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted net income
Net income (as reported)	$8,527	$7,489	$5,331	$6,324	$5,552
Plus: merger-related expenses	923	-	2,984	1,487	1,268
Less: (gain) loss on sale of securities	-	(58)	(6)	-	87
Less: tax impact of merger-related expenses and (gain) loss on sale of securities	(236)	20	(1,004)	(499)	(464)
Adjusted net income	$9,214	$7,451	$7,305	$7,312	$6,443

Divided by: weighted average diluted shares	53,481,846	53,462,857	53,155,493	52,743,928	52,704,537
Adjusted net income per share	0.17	0.14	0.14	0.14	0.12
Estimated tax rate for adjustment	25.57%	34.48%	33.71%	33.56%	34.24%

Adjusted noninterest income
Noninterest income (as reported)	$5,418	$5,468	$5,845	$5,447	$5,375
Less: (gain) loss on sale of securities	-	(58)	(6)	-	87
Adjusted noninterest income	$5,418	$5,410	$5,839	$5,447	$5,462

Adjusted noninterest expenses
Noninterest expenses (as reported)	$21,449	$20,642	$25,025	$21,112	$21,946
Less: merger-related expenses	(923)	-	(2,984)	(1,487)	(1,268)
Adjusted noninterest expenses	$20,526	$20,642	$22,041	$19,625	$20,678

Adjusted operating expense
Noninterest expenses (as reported)	$21,449	$20,642	$25,025	$21,112	$21,946
Less: merger-related expenses	(923)	-	(2,984)	(1,487)	(1,268)
Less: amortization of intangibles	(454)	(454)	(458)	(458)	(458)
Adjusted operating expense	$20,072	$20,188	$21,583	$19,167	$20,220

Adjusted operating revenues
Net Interest Income (as reported)	$28,610	$27,058	$26,571	$25,823	$26,050
Plus: noninterest income (as reported)	5,418	5,468	5,845	5,447	5,375
Less: (gain) loss on sale of securities	-	(58)	(6)	-	87
Adjusted operating revenues	$34,028	$32,468	$32,410	$31,270	$31,512

Adjusted efficiency ratio
Adjusted operating expense	$20,072	$20,188	$21,583	$19,167	$20,220
Divided by: adjusted operating revenues	34,028	32,468	32,410	31,270	31,512
Adjusted efficiency ratio	58.99%	62.18%	66.59%	61.30%	64.17%
Efficiency ratio	63.03%	63.46%	77.20%	67.52%	69.84%

Adjusted return on average assets
Adjusted net income	$9,214	$7,451	$7,305	$7,312	$6,443
Divided by: average assets	3,316,742	3,258,510	3,229,299	3,186,799	3,135,031
Multiplied by: annualization factor	4.01	4.06	3.98	3.98	4.02
Adjusted return on average assets	1.11%	0.93%	0.90%	0.91%	0.83%
Return on average assets	1.03%	0.93%	0.66%	0.79%	0.71%

Adjusted return on average equity
Adjusted net income	$9,214	$7,451	$7,305	$7,312	$6,443
Divided by: average common equity	366,483	359,130	359,985	357,577	352,505
Multiplied by: annualization factor	4.01	4.06	3.98	3.98	4.02
Adjusted return on average equity	10.08%	8.41%	8.07%	8.14%	7.35%
Return on average equity	9.33%	8.46%	5.89%	7.04%	6.33%

PARK STERLING CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

($ in thousands, except per share amounts)	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Tangible common equity to tangible assets
Total assets	$3,340,999	$3,308,756	$3,255,396	$3,226,938	$3,174,075
Less: intangible assets	(73,847)	(74,301)	(74,755)	(74,926)	(75,551)
Tangible assets	$3,267,152	$3,234,455	$3,180,641	$3,152,012	$3,098,524

Total common equity	$369,264	$361,720	$355,845	$358,696	$354,450
Less: intangible assets	(73,847)	(74,301)	(74,755)	(74,926)	(75,551)
Tangible common equity	$295,417	$287,419	$281,090	$283,770	$278,899

Tangible common equity	$295,417	$287,419	$281,090	$283,770	$278,899
Divided by: tangible assets	3,267,152	3,234,455	3,180,641	3,152,012	3,098,524
Tangible common equity to tangible assets	9.04%	8.89%	8.84%	9.00%	9.00%
Common equity to assets	11.05%	10.93%	10.93%	11.12%	11.17%

Tangible book value per share
Issued and outstanding shares	53,279,996	53,112,726	53,116,519	53,305,834	53,332,369
Less: unvested restricted stock awards	(375,056)	(390,233)	(405,732)	(837,561)	(969,991)
Period end dilutive shares	52,904,940	52,722,493	52,710,787	52,468,273	52,362,378

Tangible common equity	$295,417	$287,419	$281,090	$283,770	$278,899
Divided by: period end dilutive shares	52,904,940	52,722,493	52,710,787	52,468,273	52,362,378
Tangible common book value per share	$5.58	$5.45	$5.33	$5.41	$5.33
Common book value per share	$6.98	$6.86	$6.75	$6.84	$6.77

Adjusted return on average tangible common equity
Average common equity	$366,483	$359,130	$359,985	$357,577	$352,505
Less: average intangible assets	(74,050)	(74,504)	(74,812)	(75,196)	(76,083)
Average tangible common equity	$292,433	$284,626	$285,173	$282,381	$276,422

Net income	$8,527	$7,489	$5,331	$6,324	$5,552
Divided by: average tangible common equity	292,433	284,626	285,173	282,381	276,422
Multiplied by: annualization factor	4.01	4.06	3.98	3.98	4.02
Return on average tangible common equity	11.70%	10.67%	7.44%	8.91%	8.08%

Adjusted net income	$9,214	$7,451	$7,305	$7,312	$6,443
Divided by: average tangible common equity	292,433	284,626	285,173	282,381	276,422
Multiplied by: annualization factor	4.01	4.06	3.98	3.98	4.02
Adjusted return on average tangible common equity	12.64%	10.62%	10.19%	10.30%	9.37%

Adjusted allowance for loan losses
Allowance for loan losses	$12,702	$12,833	$12,125	$11,612	$10,873
Plus: acquisition accounting FMV adjustments to acquired loans	22,185	25,645	27,773	29,325	31,277
Adjusted allowance for loan losses	$34,887	$38,478	$39,898	$40,937	$42,150
Divided by: total loans (excluding LHFS before FMV adjustments)	$2,524,305	$2,486,240	$2,439,959	$2,398,275	$2,358,174
Adjusted allowance for loan losses to total loans	1.38%	1.55%	1.64%	1.71%	1.79%
Allowance for loan losses to total loans	0.51%	0.52%	0.50%	0.49%	0.47%